UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2023

CAPSTAR FINANCIAL HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Tennessee	001-37886	81-1527911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Demonbreun Street, Suite 700
Nashville, Tennessee		37203
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 615 732-6400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	CSTR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Accounting Officer

On May 26, 2023, the Company announced the appointment of Ms. Ali Jefferson, age 35, as Controller and Principal Accounting Officer. Ms. Jefferson has served as Assistant Controller since joining the Company in late 2022. Prior to joining the Company, she acted as SEC Financial Reporting Manager with Sterling Bank and Trust, and previously served as Chief Accounting Officer and Controller with Reliant Bank. Ms. Jefferson’s previous experience includes over 8 years in public accounting, most recently as an audit manager with EY as well as roles with Dixon Hughes Goodman and Horne LLP where she focused on serving publicly traded financial institutions. Ms. Jefferson is a graduate of Eastern Illinois University with a Master of Accountancy from University of Tennessee and is a certified public accountant licensed in the state of Tennessee.

Ms. Jefferson will receive an annual salary of $160,000, and will be eligible to participate in the Company‘s corporate incentive plan. Ms. Jefferson will also be eligible to participate in all of the Company’s benefit plans (health, vision, dental, life insurance, and short and long-term disability), as well as enrollment in the Company‘s 401(k) plan.

Ms. Jefferson does not have any family relationships with any director, executive officer, or person nominated to become a director or executive officer of the Company and there are no arrangements or understandings between Ms. Jefferson and any other person pursuant to which Ms. Jefferson was appointed as Principal Accounting Officer of the Company. There are no transactions in which Ms. Jefferson had or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

Item 8.01 Other Events

Stock Repurchase Authorization

On May 25, 2023, the Company announced it has completed its $10 million share purchase authorization on May 25, 2023. Additionally, the board of directors authorized a new authorization to repurchase up to $20 million of the Company’s outstanding common stock. The Company will conduct any repurchases through open market purchases, including by means of a trading plan adopted under SEC Rule 10b5-1, or privately negotiated transactions, subject to market conditions and other factors. There is no guarantee as to the exact number of shares that the Company may repurchase. A copy of the press release issued by the Company is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press release issued on May 25, 2023 by CapStar Financial Holdings, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAPSTAR FINANCIAL HOLDINGS, INC.

Date:	May 26, 2023	By:	/s/ Timothy K. Schools
Timothy K. Schools Chief Executive Officer